Exhibit 99.1

Lumexa Imaging Announces Preliminary Unaudited Fourth Quarter and Full Year 2025 Results; Provides 2026 Financial Guidance and Earnings Conference Call Date

RALEIGH, NORTH CAROLINA, March 2, 2026—Lumexa Imaging Holdings, Inc. (“Lumexa Imaging” or “we”), one of the nation’s largest providers of outpatient imaging services, today announced certain preliminary unaudited financial results for the fourth quarter and full year ended December 31, 2025. The financial results included in this release pertaining to the fourth quarter and full year 2025 are preliminary, unaudited, and subject to final review and adjustment.

Lumexa Imaging will discuss these preliminary unaudited results and guidance at the following upcoming conferences:

•	Raymond James 47th Annual Institutional Investor Conference on March 2, 2026

•	Leerink Global Healthcare Conference on March 9, 2026

•	Barclays 28th Annual Global Healthcare Conference on March 10, 2026

Where applicable, the live audio webcast of these presentations will be available online at https://ir.lumexaimaging.com/news-events/events. A replay will also be available at such location for 90 days.

Fourth Quarter 2025 Highlights:

All comparisons are to the quarter ended December 31, 2024, unless otherwise noted

•	Completed an initial public offering

•	Meaningfully reduced leverage and refinanced remaining debt at a more favorable rate

•	Opened 3 wholly owned de novo centers and acquired one site

•	Expected consolidated revenues of at least $261 million, an increase from $248.0 million

•	Expected system-wide revenue growth of at least 10%

•	Expected net loss not larger than $25.4 million, as compared to $25.1 million

•	Expected Adjusted EBITDA of at least $63 million, an increase from $53.7 million

2025 Full Year Highlights:

All comparisons are to the year ended December 31, 2024, unless otherwise noted

•	Opened 9 de novo centers (6 wholly owned and 3 through joint ventures) and completed the acquisition of one site

•	Expected consolidated revenues of at least $1.016 billion, an increase from $948.9 million

•	Expected system-wide revenue growth of at least 8%

•	Expected net loss not larger than $43.8 million, a decrease from $94.1 million

•	Expected Adjusted EBITDA of at least $229 million, an increase from $200.8 million

The financial information above is preliminary and subject to Lumexa Imaging’s normal quarter and year-end accounting procedures and external audit by Lumexa Imaging’s independent registered public accounting firm. In addition, these preliminary unaudited results are not a comprehensive statement of Lumexa Imaging’s financial results for the year ended December 31, 2025, should not be viewed as a substitute for full, audited consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and are not necessarily indicative of Lumexa Imaging’s results for any future period. For the reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to GAAP net loss, please see the table at the end of this release.

Outpatient Volumes:

	2025	2024	Increase YoY	4Q25	4Q24	Increase YoY
Consolidated
Consolidated total procedures	2,418,096	2,312,645	4.6%	627,293	569,734	10.1%
Consolidated advanced procedures	728,304	675,697	7.8%	190,982	167,184	14.2%
% advanced procedures	30.1%	29.2%	90bps	30.4%	29.3%	110bps
Consolidated same-center advanced volume growth	—	—	8.0%	—	—	12.7%
System-wide
System-wide total procedures	3,972,228	3,840,624	3.4%	1,027,590	962,520	6.8%
System-wide advanced procedures	1,444,618	1,340,951	7.7%	379,527	341,859	11.0%
% advanced procedures	36.4%	34.9%	145bps	36.9%	35.5%	142bps
System-wide same-center advanced volume growth	—	—	7.1%	—	—	9.2%

Note:	Advanced Procedures includes MRI and CT modalities

2026 Full Year Guidance:

For the year ending December 31, 2026, Lumexa Imaging expects:

•	Consolidated revenues of $1.045 to $1.097 billion

•

Adjusted EBITDA of $234 to $242 million, which includes approximately $7 million of public company costs that were not incurred in 2025. At the midpoint, the addition of these costs in Lumexa Imaging’s first full year of operations as a company with publicly traded securities lowers Adjusted EBITDA growth for 2026 versus 2025 from 7% to 4%

“Lumexa Imaging delivered strong and consistent fourth quarter results, closing 2025 with solid growth momentum across the platform,” said Caitlin Zulla, Chief Executive Officer of Lumexa Imaging. “Expected Adjusted EBITDA growth of at least 14% compared to a year ago was driven by continued demand for advanced imaging in the outpatient setting, growth within our referral base, solid performance of recent de novo centers, and the accelerated ramp following our return in-network with a large payer in New Jersey.

During 2025, we advanced our disciplined growth strategy by opening a record nine de novo centers, adding a new joint venture partner, and completing one acquisition, expanding our footprint across both joint venture partnerships and our wholly owned markets. In 2026, we opened our first de novo in February and experienced quarterly seasonality related to deductibles resets and annual weather events, as included in our annual guidance.

We also made progress in our service line expansion strategies, focusing on our continued opportunity in PET imaging and other clinical innovations. Full year PET volumes increased 17.0% on a consolidated basis and 13.5% on a systemwide basis, supported by expanding adoption of radiopharmaceuticals for enhanced detection of prostate cancer and amyloid plaques associated with dementia.

Additionally, we successfully launched an AI-powered Breast Arterial Calcification pilot in New Jersey, where more than 12% of screening mammography patients have elected to add the assessment. We expect to expand this new AI technology offering to other geographies in 2026.

With favorable industry macro tailwinds of increasing demand for high-quality outpatient imaging, and a focused execution model, we believe Lumexa Imaging is well positioned to deliver sustained growth in 2026.”

Lumexa Imaging Earnings Conference Call and Webcast

Lumexa Imaging will host a conference call to discuss its fourth quarter and full year 2025 financial results and 2026 outlook on March 26, 2026 at 8:30 a.m. ET.

Participants can register for the conference call at the following link: https://register-conf.media-server.com/register/BI5d8d23fe681d4694851e49a7f37188bd. The call can also be accessed via live audio webcast online at ir.lumexaimaging.com. A replay of the webcast will be available at the same link shortly after the completion of the call and will remain available for approximately one year.

Statement Regarding Use of Non-GAAP Financial Measures

This press release uses Adjusted EBITDA, a financial measure that is not calculated in accordance with GAAP. We use Adjusted EBITDA, in conjunction with GAAP financial measures, as an integral part of managing our business and to, among other things: (i) monitor and evaluate the performance of our business operations and financial performance; (ii) facilitate internal comparisons of the historical operating performance of our business operations; (iii) review and assess the operating performance of our management team; (iv) analyze and evaluate financial and strategic planning decisions regarding future operations and annual operating budgets. For a reconciliation of Adjusted EBITDA to the most directly comparable measure calculated in accordance with GAAP, please see below.

We have not reconciled our Adjusted EBITDA guidance to GAAP net loss because we do not and are not able to provide guidance for GAAP net loss due to the uncertainty and potential variability of certain reconciling items, including transaction costs, severance and executive recruiting. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of our Adjusted EBITDA guidance to GAAP net loss. However, such items could have a significant impact on our future GAAP net loss.

About Lumexa Imaging

Lumexa Imaging is a nationwide provider of outpatient medical imaging. With over 5,000 team members and more than 185 outpatient imaging centers across 13 states, our team conducted approximately 4 million outpatient procedures system-wide in 2025. We are a partner of choice for health systems and radiologists, delivering best-in-class clinical excellence, operations, and state-of-the-art technology across our platform.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release may be forward-looking statements.

Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” or “will,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding our expectations regarding our financial position and operating performance, including our performance for the fourth quarter and full year 2025 and guidance for full year 2026 and our assumptions underlying such guidance; our ability to drive future growth and execute on our goals and strategies; and our expectations regarding our product innovation. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including but not limited to those risk factors identified in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Form S-1 and related Prospectus pursuant to Rule 424(b)(4) of Lumexa Imaging, each as filed with the Securities and Exchange Commission (SEC). The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligations to update any forward-looking statements, except as required by law.

Investor Contact

Jordan Kohnstam

ICR Healthcare

Lumexa@ICRHealthcare.com

Media Contact

Melissa Weston

Lumexa Imaging

Melissa.Weston@LumexaImaging.com

LUMEXA IMAGING HOLDINGS, INC.

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2025 AND 2024

(Dollars in Thousands - Unaudited)

	Quarter Ended		Year Ended
	4Q 2025(1)	4Q 2024	2025(1)	2024
GAAP net loss	$(25,354)	$(25,058)	$(43,768)	$(94,099)
Income tax provision	2,231	9,030	13,684	14,907
Depreciation and amortization	10,490	9,816	38,475	42,164
Interest expense	28,016	31,387	118,539	136,027
Loss on extinguishment of debt	13,453	—	13,453	703
Unit-based compensation	18,084	14,006	41,109	56,654
Transaction costs	10,601	4,184	20,964	18,166
Adjustments for equity in earnings of unconsolidated affiliates	4,644	4,106	17,765	15,321
Other	460	6,271	8,808	10,996

Adjusted EBITDA	$62,625	$53,742	$229,029	$200,839

(1)

2025 columns reconcile a preliminary unaudited expected net loss not worse than $25.4 million and $43.8 million for the quarter and year ended December 31, 2025, to the preliminary unaudited expected Adjusted EBITDA not less than $62.6 million and $229.0 million for the periods then ended, respectively.